EXHIBIT 21.1   LIST OF SUBSIDIARIES


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                                                                                NAME(S) UNDER WHICH SUBSIDIARY
                       SUBSIDIARY                   STATE / JURISDICTION            IS CONDUCTING BUSINESS
                       ----------                   --------------------            ----------------------

      Worldport Ireland Limited                     Ireland                Worldport Ireland Limited; Worldport
                                                                           Ireland; Worldport
      Worldport Europe Limited                      Ireland                n/a
      VIS-able International AB                     Sweden                 VIS-able International AB; VIS-able AB
      VIS-able AB                                   Sweden                 VIS-able AB; VIS-able
      Ballou Internet Services AB                   Sweden                 Ballou Internet Services AB; Ballou
      Vasteras AB                                   Sweden                 n/a
      Aros IT Konsutter AB                          Sweden                 n/a
      VIS-able America, Inc.                        Delaware               VIS-able America, Inc.
      Ballou Internet Services, Inc.                Delaware               Ballou Internet Services, Inc.
      VIS-able UK, Inc.                             United Kingdom         VIS-able UK, Inc.; Ballou UK
      Telenational Communications, Inc.             Delaware               Telenational Communications, Inc.; TNC;
                                                                           TCI; Telenational
      Worldport International, Inc.                 Delaware               n/a
      Worldport Acquisitions, Inc.                  Delaware               n/a
      Worldport Acquisitions, Corp.                 Delaware               n/a
      Worldport / ICX, Inc.                         Delaware               n/a
      Worldport Distributions NV                    Netherlands            n/a
      Worldport Communications (Europe) BV          Netherlands            n/a



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